Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Officers of Mykrolis Corporation (the “Corporation”), do hereby constitute and appoint C. William Zadel, Jean-Marc Pandraud, Bertrand Loy and Peter W. Walcott and each of them individually, their true and lawful attorneys and agents to execute on behalf of the Corporation the Form 10-K Annual Report of the Corporation for the fiscal year ended December 31, 2003, together with all such amendments thereto on Form 10-K/A as well as additional instruments related thereto which such attorneys and agents may deem to be necessary and desirable to enable the Corporation to comply with the requirements of the Securities Exchange Act of 1934, as amended, and any regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder in connection with the preparation and filing of said documents, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such Directors and Officers on his behalf, as such Director or Officer, as indicated below to the said Form 10-K Annual Report or documents filed or to be filed as a part of or in connection with such Form 10-K Annual Report; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE

/s/ C. WILLIAM ZADEL C. William Zadel	Chairman, Chief Executive Officer and Director	February 26, 2004

/s/ RICHARD A. AURELIO Richard A. Aurelio	Director	February 21, 2004

/s/ MICHAEL A. BRADLEY Michael A. Bradley	Director	February 26, 2004

/s/ ROBERT E. CALDWELL Robert E. Caldwell	Director	February 26, 2004

/s/ MICHAEL P.C. CARNS Michael P.C. Carns	Director	February 26, 2004

/s/ DANIEL W. CHRISTMAN Daniel W. Christman	Director	February 26, 2004

/s/ THOMAS O. PYLE Thomas O. Pyle	Director	February 26, 2004

/s/ Michael P.C. Carns Michael P.C. Carns	Director	February 26, 2004

/s/ Daniel W. Christman Daniel W. Christman	Director	February 26, 2004

/s/ Thomas O. Pyle Thomas O. Pyle	Director	February 26, 2004